EXHIBIT 10.7


                     Strategic Partnership Agreement Between
                Chengdu Huayu Information Industry Co., Ltd. and
                           Big Sky Network Canada Ltd.


THIS AGREEMENT is made and entered into this 21st day of July, 2000, by and between Chengdu Huayu Information Industry Co., Ltd. (the "Party A") and Big Sky Network Canada Ltd. (the "Party B") in Chengdu.

Party A's Registered Address is:      14F Jinyu Building, #19, Section 4 North,
                                      First Ring Road, Chendu, Sichuan, PRC

Party B's Registered Address is:      2080,440 2nd Avenue, SW, Calgary, Alberta,
                                      Canada

WHEREAS:

     1. Party A is a company duly registered under the laws of Chengdu City, Sichuan Province, the Peoples Republic of China. The Party A's business scope and its business activities are to build information network infrastructure, to develop information industry and to provide related services.

     2. Party A has built a HFC network which has one hundred twenty thousand (120,000) subscribers. The Party A is currently building a City-wide integrated broadband information network, based on its existing HFC network, in the Greater Chengdu Area to provide high speed Internet access, data transmission and value-added business on the network for its five hundred thousand (500,000) cable and data network subscribers. The Party A intents to build a Province-wide integrated broadband network in three (3) years. This network could bring the above-mentioned services to the one million five hundred thousand (1,500,000) potential customers (including cable subscribers and data network subscribers).

     3. Party B is a corporation duly registered under the laws of British Virgin Island and its headquarter is located at Calgary, Canada. Party B's main businesses are to invest in the broadband network infrastructure, development and construction of broadband networks. The Party B intends to develop the City-Wide-Area networks in Sichuan Province to deliver broadband services to more than three million and five hundred thousand (3,500,000) cable subscribers. Party B desires to joint with Party A to build a Greater-Chengdu-Area and a Province-Wide-Area Integrated Information Network and to provide the high speed Internet access, data transmission and value-added business to customers.

     4. On the 8th day of July, 2000, the Parties signed "the Contractual Joint Venture Contract for Huayu and Big Sky" (the "Contract") and its "Articles of Association". The Parties agreed to upgrade the existing HFC network to deliver


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broadband over the cable  services.  Based on the principal of equality,  mutual benefits and the spirit of friendship and cooperation, after a full discussion, the Parties agree that the above mentioned business developments have enormous potential and huge market. The Parties fully agree to continue the cooperation between the Parties, and, therefore, the Parties further agree as follows:

General Principle

     1. Parties fully agree that the priority should be given to the upgrading of the HFC network in accordance with the Contract signed on the 8th day of July, 2000 and to deliver quality high speed broadband to its customers. At the same time, the Parties agree to devclop a Greater-Chengdu-Area integrated high speed broadband network (the "Data-Over-HFC System") utilizing Chengdu's existing Education Network, Government Network, Cable TV Broadcasting Network and Tele Communication Network to provide high speed Internet access, data transmission and value-added business for five hundred thousand (500,000) potential customers.

     2. Upon completion of the Greater-Chengdu-Area integrated high-speed broadband network and its service platform and being provided with quality Internet and other related services to customers, the Parties shall begin to invest jointly in the development of the Province-Wide-Area integrated broadband network to deliver broadband services to more than five million (5,000,000) customers (including data network subscribers and cable subscribers).

     3. Parties shall jointly develop the Greater- Chengdu-Area and the Province-Wide-Area integrated broadband networks (the "Project"). The Parties shall invest the funds, equipments, technology and professional personnel to the Projects. The estimate investment for the Projects could reach fifty million (50,000,000) to one hundred million (100,000,000) US Dollars.

The Responsibility of Fach Party

     1.   Party A

          (1) To obtain official approval and government policy support for the Project.

          (2) To seek integration of relevant network resources of Greater Chengdu Area and Sichuan Province within the limits of the government policy; to co-operate with each other in order to maximize the Parties' benefits; to obtain the legal rights to use and commercially operate the Tele communication backbones in Sichuan Province.

          (3) To apply and to obtain all relevant govcrnmental approval and operating permits.

          (4) To coordinate with all relevant government authorities in order to achieve the maximum efficiency in building and operating the networks.

          (5) To invest the existing fiber optical network and relevant equipments for the Project.

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


     2.   Party B

          (1)  To invest cash and equipments to the Project.

          (2)  To develop international strategic partnership for the Project.

          (3)  To   seek   advanced   technology   and   scientific   management
               methodology.

          (4) To develop individual City-Wide-Area Network (the "City LAN") in the cities of the Sichuan Province, that to be used for high speed Internet access, data transmission, value-added network related business and to connect the individual cities to the Province-Wide-Area integrated broadband network.

          (5) To assist in the market development and to provide training to the technical personnel of the Project.

          (6) To assist Party A in applying and obtaining all relevant government approvals and permits for the joint operation of the Parties.

The Mutual Responsibilities of the Parties

     1. To seek effective cooperation with the providers of Tele communication (such as China Jitong Telcom). Through Party A's networks and Party B's City LANs of the Province, the Parties and the Tele communication providers will jointly develop the province-wide market for Voice over IP, fiber optical connection, DDN connection, communication line rental, enterprises VPN and other businesses.

     2.   To maximize the benefits of the Parties involved

The Methods and the Term of the Co-operation

The methods of co-operation shall be negotiated in the manner that is permissible by industry policies of the People's Republic of China. The Parties will determine the ratio of distribution of interests in the future. The distribution of interests or profits shall be agreed and specifed in the agreement or the contract of the Project. The term of the proposed Project will be twenty (20) years.

The Declaration

Party A and Party B declare that this Agreement does riot require the departmental approval of the Chinese government. This Agreement does not cause the Parties to violate the laws and regulations of the People's Republic of China and/or other territories outside China.

General

     1.   Confidentiality

          This Agreement is strictly confidential. No Party shall disclose the contents of this Agreement to any person or a third party without prior written consent of the other Party.


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     2.   Term of this Agreement

          The term of this Agreement is sixty (60) days from the date of signing of this Agreement. This Agreement may be extent for another sixty (60) days upon written request made by a Party and to he consented by the other Party with fifteen (15) days prior to the expiration of this Agreement.

     3.   Language

          This Agreement shall be written in English and the Chinese languages. Both languages have the same legal validity and effect. Every set of this Agreement shall contain two (2) copies of each language.

     4.   Contracting With a Third Party

          Both Parties are legal entities and have power to establish contrac-tual relationship with a third party. The Parties agree not to sign a contract that contains the same or similar terms and/conditions with any third party within the term of this Agreement.

     5. Contract or Agreement for the Contractual Joint Venture or Equity Joint Venture Company

          Based on the spirit of co-operation, the Parties shall try to com-plete the Contract or the Agreement for the Contractual Joint Venture or Equity Joint Venture within the Term of this Agreement.

Party A                                     Party B
Chengdu Huayu Information Industry          Big Sky Network Canada Ltd
Co., Ltd.
[Chinese Characters Appear Here]



Authorized Representative                   Authorized Representative
GONG YONGRONG                               QIFENG XUE
[Chinese Characters Appear Here]
Title: General Manager                      Title: Vice President in Marketing &
                                                   Sales


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